CONSENT OF COUNSEL

                     Gabelli U.S. Treasury Money Market Fund

                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 15 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-48220, Investment Company Act File No. 811-6687) of The Gabelli U.S. Treasury Money Market Fund (the "Fund"), the only series of The Gabelli Money Market Funds, a Delaware statutory trust, under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                        /S/WILLKIE FARR & GALLAGHER LLP
                                        --------------------------------
                                            Willkie Farr & Gallagher LLP